Exhibit 10.4

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

EXECUTION COPY

SUPPLY AGREEMENT

between

TARO PHARMACEUTICALS NORTH AMERICA, INC.

and

STRONGBRIDGE BIOPHARMACEUTICALS PLC

Effective as of

December 12, 2016

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

SUPPLY AGREEMENT

i

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

6.2	Confidential Information, Publicity and Publication	19
6.3	Publicity	20
6.4	Filing Requirements	20
6.5	Compliance with Applicable Law	21

ARTICLE VII. TERM AND TERMINATION		21
7.1	Term	21
7.2	Termination	21
7.3	Effect of Termination	22

ARTICLE VIII. INDEMNIFICATION, INSURANCE AND DISPUTE RESOLUTION		23
8.1	Indemnification	23
8.2	Dispute Resolution	26
8.3	Limitation of Liability	27
8.4	Insurance	27

ARTICLE IX. MISCELLANEOUS		28
9.1	Assignment	28
9.2	Counterparts	28
9.3	Force Majeure	28
9.4	Further Assurances	28
9.5	Modification	28
9.6	Independent Contractors	28
9.7	Governing Law; Jurisdiction	28
9.8	Language	29
9.9	Article Headings	29
9.10	Notices	29
9.11	Third Parties	30
9.12	Waiver	30
9.13	Severability	30
9.14	Entire Agreement	30
9.15	Conflict	30
9.16	Drafting Ambiguities	30
9.17	International Sale of Goods Act	31

ii

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

SUPPLY AGREEMENT

TABLE OF SCHEDULES AND EXHIBITS

SCHEDULE 2.1(a)	TRANSFER PRICE

SCHEDULE 3.1	PRODUCT SUPPLY DETAILS

SCHEDULE 3.3	DELIVERY SCHEDULE FOR MINIMUM ORDER QUANTITIES

SCHEDULE 3.6	PROCEDURE FOR LABELING CHANGE

EXHIBIT A	QUALITY AGREEMENT

EXHIBIT B	PHARMACOVIGILANCE AGREEMENT

iii

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

SUPPLY AGREEMENT

This Supply Agreement dated as of December 12, 2016 (the “Effective Date”), is by and between Taro Pharmaceuticals North America, Inc. a company organized under the laws of the country of Cayman Islands with a place of business at Harbour Place, 103 South Church Street, Grand Cayman KY1-1202, Cayman Islands (“Seller”) and Strongbridge Biopharmaceuticals plc, a company organized under the laws of Ireland, having its Company’s registered office at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland and having its principal U.S. place of business at 900 Northbrook Drive, Suite 200, Trevose, PA 19053 (“Buyer”).  Buyer and Seller are sometimes collectively referred to herein as the “Parties” and separately as a “Party.”

WHEREAS, Seller has developed the Product (defined below);

WHEREAS, Seller has secured the Regulatory Approval required in order to promote, market and sell the Product in the United States as a treatment for patients suffering from periodic paralysis;

WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated December 12, 2016 (the “APA”) pursuant to which Buyer acquired the Product NDA and obtained the exclusive right to market, distribute and sell the Product in the Territory (defined below) under the Trademark (as defined in the APA);  and

WHEREAS, the Parties agree to enter into this Supply Agreement to govern the purchase and sale of the Product from Seller (or its Affiliate) to Buyer (or its Affiliate) for marketing, distribution and sale in the Territory.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and stipulations set forth herein, the receipt and legal sufficiency of which are hereby mutually acknowledged, the Parties hereby agree as follows.

ARTICLE I.
 DEFINITIONS

1.1          Definition.  As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

“AAA” has the meaning set forth in Section 8.2(b).

“Adverse Finding” has the meaning set forth in Section 4.1(c).

“Affiliate” means any Person that controls, is controlled by, or is under common control with a Party.  For purposes of this definition, “control” means: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) entitled to vote for the election of directors or otherwise having the power to vote on or direct the affairs of such Party; and (b) in the case of non-corporate entities,

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

direct or indirect ownership of at least fifty percent (50%) of the equity interest or the power to direct the management and policies of such non-corporate entities.  With respect to Taro, Affiliate means the following entities:  Taro Pharmaceutical Industries Ltd., Taro International Ltd., Taro Pharmaceuticals U.S.A., Inc., Taro Pharmaceutical Laboratories, Inc., Taro Pharmaceuticals Inc., Taro Pharmaceuticals Canada, Ltd., Taro Pharmaceuticals North America, Inc., Taro Pharmaceuticals Europe B.V., Taro Pharmaceuticals (UK) Limited, Taro Pharmaceuticals Ireland Limited, and Taro Hungary KFT, provided that any entity that, after the Effective Date is newly under the control of Taro Pharmaceutical Industries Ltd. or any of the foregoing entities shall be an Affiliate of Taro for purposes of this definition.

“Agreement” means this Supply Agreement including all exhibits, schedules and appendices attached hereto.

“APA” has the meaning set forth in the Preamble.

“API” means the active pharmaceutical ingredient dichlorphenamide, USP.

“Applicable Law” means all applicable local, state, national, regional or international statute, law, ordinance, rule, treaty, regulation, common law or other legal requirement, including provisions of all statutes (including the Federal Food, Drug and Cosmetic Act), laws, rules, regulations, administrative codes, ordinances, decrees, orders, decisions, guidance documents (including FDA guidance documents), injunctions, awards, judgments, and permits and licenses of or from governmental authorities, and the rules of any applicable securities exchange.

“Arbitrators” has the meaning set forth in Section 8.2(b).

“Business Day” means any day other than a day which is a Saturday, a Sunday or federal bank or federal government holiday in the United States.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Claim” has the meaning set forth in Section 8.1(a).

“Buyer Losses” has the meaning set forth in Section 8.1(a).

“Buyer Party” has the meaning set forth in Section 8.1(a).

“Buyer Specification Change” has the meaning set forth in Section 4.3(a)(i).

“cGMP” means the then-current good manufacturing practices of the FDA, as set forth in 21 C.F.R. Parts 210 and 211 and all applicable rules, regulations, guides and guidances.

“Claim” has the meaning set forth in Section 8.1(d)(i).

“Commercially Reasonable Efforts” with respect to any activity means the efforts and resources that would be used in the performance of the relevant activity in compliance with applicable Law by a Person (engaged in the manufacture and supply or commercialization of

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

pharmaceutical products, as applicable) of comparable size and resources as the applicable Party with regard to a product at a similar stage in its product life taking into account the following factors to the extent reasonable and relevant: issues of safety and efficacy, product profile, market potential, competitive market conditions, duration of exclusivity or other proprietary position of the product and the potential profitability and economic return of the product, all as measured by the facts and circumstances at the time such efforts are due.  Where this Agreement requires a Party to use Commercially Reasonable Efforts, such efforts and resources that are used by such Party’s Affiliates, agents, sublicensees and licensees, as relevant, shall also be attributed to such Party.

“Confidential Information” means (a) any and all information or material that, at any time before or after the date hereof, has been or is provided or communicated to the Recipient by or on behalf of the Disclosing Party pursuant to this Agreement or in connection with the transactions contemplated hereby or any discussions or negotiations with respect to this Agreement; (b) any and all confidential information regarding, related to, or associated with the Product that is disclosed by the Disclosing Party to the Recipient.  Provided, however, that Confidential Information shall not include information which: (i) at the time of disclosure is in the public domain, (ii) after disclosure becomes part of the public domain, except through breach of this Agreement by the Receiving Party, (iii) the Recipient can demonstrate by reasonable proof was in its possession prior to the time of disclosure by the Disclosing Party hereunder, and was not acquired directly or indirectly from the Disclosing Party, (iv) becomes available to Recipient on a non-confidential basis from a Third Party who did not acquire such information directly or indirectly from the Disclosing Party and who is not otherwise prohibited from disclosing such information, or (v) is independently developed by the Recipient without reference to Confidential Information disclosed by the Disclosing Party.

“Contract Year” means each successive period of twelve (12) months commencing on April 1 and ending on March 31, provided that the portion of the Term that is prior to April 1, 2017 shall be included in Contract Year 2017 for purposes of Minimum Order Quantities.

“Disclosing Party” has the meaning set forth in Section 6.2(b).

“Dispute” has the meaning set forth in Section 8.2(b).

“DMF” means Taro’s Drug Master File number 26664.

“Effective Date” has the meaning set forth in the Preamble.

“Extension Term” has the meaning set forth in Section 7.1

“Facility” means Seller’s Affiliate’s manufacturing facility located at 14 Hakitor Street, Haifa Bay 2624761, Israel.

“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

“FDC Act” means the United States Federal Food, Drug, and Cosmetic Act, enacted in 1938 as Public Law 75-717, as such may have been amended, and which is contained in Title

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

21 of the U.S. Code, Section 301 et seq., as amended, and the regulations promulgated thereunder from time to time.

“Firm Zone” has the meaning set forth in Section 3.2(b).

“Force Majeure” has the meaning set forth in Section 9.3.

“Forecast” has the meaning set forth in Section 3.2(a)

“Generic Product” means a pharmaceutical product that is therapeutically equivalent to the Product where “therapeutically equivalent” means, with respect to a Product, a drug product that (a) is approved under 21 U.S.C. 355(j) or 21 U.S.C. 355(b)(2) (or any respective successor law),  (b) is rated by the FDA to be therapeutically equivalent to such Product, and (c) is legally substitutable for such Product at the pharmacy under Applicable Law.

“Initial Term” has the meaning set forth in Section 7.1.

“Label or Labeling” means, with respect to finished goods Product, means all labels and other written, printed, or graphic matter (i) on the Product containers or wrappers, or (ii) accompanying the Product, provided, however, Label shall not include any embossing or other markings directly on the Product tablet.

“Latent Defect” means any failure of a Product to meet Specifications or otherwise comply with cGMP that either (i) existed at the time of acceptance but was not discovered at such time or (ii) arose as a result of any condition existing before the expiration of the shelf life of the Product, by no fault of Buyer or its Affiliates, sublicensees, distributors, wholesalers or its or their customers.

“Lifecycle Product” means a pharmaceutical product containing the API that is a natural evolution or line extension of the Product and is developed by or on behalf of Strongbridge for commercialization in the Territory.

“Losses” means any costs, losses, liabilities, damages, lawsuits, deficiencies, claims, fines, penalties, interest and expenses (including reasonable fees and disbursements of attorneys), in all cases subject to any applicable exclusions of damages and limitations on liability hereunder.

“Manufacture” or “Manufacturing” means the activities ordinarily undertaken by a manufacturer of an active pharmaceutical ingredient or finished good pharmaceutical product to manufacture such active pharmaceutical ingredient or finished good product, including the planning, purchasing, manufacture, processing, compounding, storage, filling, testing, sample retention, stability testing, labelling, packaging and release of the Products.

“Minimum Order Quantities” has the meaning set forth in Section 3.3.

“NDA” means a New Drug Application as defined in the U.S. Federal Food, Drug, and Cosmetic Act and all applicable regulations promulgated thereunder.

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

“NDC” means the National Drug Code, which is the ten digit code, including the labeler code, product code and package code, with respect to a pharmaceutical product registered by a company with the FDA in accordance with Applicable Law.

“New York Courts” has the meaning set forth in Section 9.7.

“Orange Book” means the then-current edition of FDA’s publication “Approved Drug Products with Therapeutic Equivalence Evaluations” and any then current supplement to such publication, as referred to in 21 C.F.R. §314.3.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Person” means any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, limited liability company, trust or government, or any agency or political subdivision of any government, or any other entity.

“Pharmacovigilance Agreement” has the meaning set forth in Section 4.5.

“Prime Rate” means the rate of interest that Citibank N.A. lists as its prime lending rate in effect on the due date of the applicable payment, or if such rate is not available, the prime lending rate listed in the New York City, United States version of The Wall Street Journal in effect on the due date of the applicable payment.

“Product” means the following finished products Manufactured for sale in the Territory: KEVEYIS® (dichlorophenamide) 50 mg tablets in labeled final packaging in accordance with the Specifications.

“Product Action” has the meaning set forth in Section 4.6.

“Product Claims” means Third Parties’ actual or threatened demands or causes of action related to Product that seek monetary or equitable relief for injuries or deaths to the extent caused by the failure of Seller to deliver Products under this Agreement that meet Specifications.

“Product NDA” means New Drug Application No. 011366, including all amendments and supplements thereto for Keveyis® (dichlorphenamide) 50 mg tablets.

“Purchase Order” has the meaning set forth in Section 3.2(c).

“Quality Agreement” has the meaning set forth in Section 4.2.

“Recipient” has the meaning set forth in Section 6.2(b).

“Regulatory Approval” means, with respect to the Product, all approvals, product and/or establishment licenses, registrations or authorizations of any Regulatory Authority including, without limitation, approval of any NDA, necessary for the manufacturing, use, storage, import, transport and sale of the Product.

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

“Regulatory Audit Materials” has the meaning set forth in Section 4.7.

“Regulatory Authority” means any federal, national, state or local regulatory agency, department, bureau or other governmental entity, including the FDA, with authority over the Manufacture or commercialization (including approval of Regulatory Approvals) of the Product in the Territory.

“Remediation Plan” ha the meaning set forth in Section 3.10(b).

“Seller” has the meaning set forth in the Preamble.

“Seller Claim” has the meaning set forth in Section 8.1(b).

“Seller Losses” has the meaning set forth in Section 8.1(b).

“Seller Party” has the meaning set forth in Section 8.1(b).

“SKU” means particular form and package size of Product unless the Parties agree otherwise in writing.

“Specifications” means the specifications with respect to the Product as set forth in the NDA.

“Supply Price” has the meaning set forth in Section 2.1(a).

“Term” means collectively, the Initial Term and the Extension Term(s) (if any).

“Territory” means the United States of America and its territories and possessions.

“Third Party” means any Person other than Buyer or Seller, or an Affiliate of either of them.

“Third Party Complaints” has the meaning set forth in Section 4.4.

“Units of Product” means a bottle of Product containing one hundred (100) tablets.

1.2          Interpretation.

(a)           Whenever any provision of this Agreement uses the term “including” (or “includes”), such term shall be deemed to mean “including without limitation” and “including but not limited to” (or “includes without limitation” and “includes but is not limited to”) regardless of whether the words “without limitation” or “but not limited to” actually follow the term “including” (or “includes”);

(b)           Capitalized terms used but not otherwise defined in this Agreement shall be governed by the meaning set forth in the APA;

(c)           All definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

(d)           Wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

(e)           The recitals set forth at the start of this Agreement, along with the Exhibits and Schedules to this Agreement, and the terms and conditions incorporated in such recital, Exhibits and Schedules shall be deemed integral parts of this Agreement and all references in this Agreement to this Agreement shall encompass such recitals, Exhibits and Schedules and the terms and conditions incorporated in such recitals, Exhibits and Schedules, provided, that in the event of any conflict between the terms and conditions of this Agreement and any terms and conditions set forth in the Exhibits and Schedules, the terms of this Agreement shall control;

(f)            The Agreement shall be construed as if both Parties drafted it jointly, and shall not be construed against either Party as principal drafter;

(g)           Unless otherwise provided, all references to Sections and Schedules in this Agreement are to Sections and Schedules of and to this Agreement;

(h)           Any requirements of notice or notification by one Party to another shall be construed to mean written notice in accordance with Section 9.10; and

(i)            Wherever used, the word “shall” and the word “will” are each understood to be imperative or mandatory in nature and are interchangeable with one another.

ARTICLE II.
 PAYMENTS & REPORTING

2.1          Payments.

(a)           Supply Price.  The per unit supply price for the Product to be purchased by Buyer from Seller pursuant to the terms of this Agreement is set forth on Schedule 2.1(a) (as such price may be adjusted in accordance with Schedule 2.1(a).  Upon the first sale in the Territory of a Generic Product, the supply price as set forth on Schedule 2.1(a) shall be reduced to fifty percent (50%) of the amount set forth on such Schedule.

(b)           Late Payments.  Any payment due Seller from Buyer that is past due under this Agreement shall bear interest at a rate equal to the lesser of (i) Prime Rate plus two percent (2%) per year, or (ii) the maximum rate permitted by Applicable Law, calculated based on the number of days that the payment is delinquent.

(c)           Method of Payment.  Buyer shall make payments to Seller of all undisputed amounts owed to Buyer not later than forty-five (45) days after Seller’s receipt of an invoice therefor, in lawful money of the United States by electronic transfer to an account designated by Seller, or by such other means as may be agreed in advance by both Parties.

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

(d)           Taxes.

(i)            Seller shall be responsible for and shall pay all taxes payable on any Seller income or any payments by Buyer to Seller.  Buyer shall be responsible for and shall pay all taxes payable on any Buyer income.  Buyer and Seller shall bear sole responsibility for payment of compensation to their respective personnel, employees or subcontractors and for all employment taxes and withholding with respect to such compensation pursuant to Applicable Law.

(ii)           Buyer shall have the right to withhold taxes in the event that the income tax law in any country requires the withholding of taxes on amounts paid hereunder to Seller.  Any tax, duty or other levy paid or required to be withheld by Buyer on account of Supply Price or other payments payable to Seller under this Agreement shall be deducted from the amount of Supply Price or other payments due Seller.  Buyer shall secure and promptly send to Seller proof of such taxes, duties or other levies withheld and paid by Buyer or its Affiliates for the benefit of Seller.  Each Party agrees to cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect.

(iii)          Seller shall indemnify and hold Buyer fully harmless from any amounts conclusively determined to be owed to any taxing or other governmental authority as a result of any finding that the payments under this Agreement are not properly treated as a supply or transfer price for the Product sold hereunder.  If Buyer is assessed tax in respect of the foregoing, Seller shall have the right (but not the obligation to assume the defense of Buyer and represent Buyer, at Seller’s cost, before the taxing authority.  Failure by Buyer to provide notice to Seller with fifteen (15) days of such tax assessment shall relieve Seller of any responsibility to indemnify Buyer under this Section 2.1(d)(iii) but solely to the extent of any prejudice to Taro arising from such failure.

ARTICLE III.
 MANUFACTURE AND SUPPLY

3.1          Manufacture and Supply.

(a)           During the Term and subject to the terms and conditions of this Agreement, Seller agrees to manufacture and supply (or have manufactured and supplied) to Buyer the Minimum Order Quantities (defined below) and the quantities ordered by Buyer pursuant to Purchase Orders accepted by Seller in accordance with Section 3.2.  Buyer agrees to exclusively purchase from Seller, the Product for sale in the Territory.  Seller shall not move the Manufacturing operations of the API or Product finished goods from the Facility without twelve (12) months’ prior written notice to Buyer.

(b)           The Product shall be manufactured and supplied in accordance with the terms of this Agreement, the Quality Agreement and Applicable Law.

(c)           In the event that Buyer obtains Regulatory Approval for any Lifecycle Product, Buyer agrees to offer Seller the first right to negotiate the terms for the manufacture and supply of such Lifecycle Product.

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

3.2          Ordering/Forecasting/Inventory.

(a)           During the Term, Buyer shall provide to Seller a rolling good faith projection for the next succeeding twenty-four (24) month (or such shorter period remaining under the term of this Agreement) (the “Forecast”) of the monthly quantities of the Product that Buyer intends to purchase during such 24-month period.  Buyer shall provide such projections to Seller on or before the first day of each month during the Term.  Such projections shall be consistent with the Minimum Order Quantities set forth in Section 3.3(a).

(b)           The volume requirements for the Product for each of the first six (6) months of each Forecast will be a binding commitment to purchase the specified quantities of Products (such six-month period shall be referred to herein as the “Firm Zone”).  In the event Buyer does not provide an updated monthly Forecast by the first day of each month, Seller may at its discretion include the first month of the previous non-binding Forecast as part of next Firm Zone.  The Product quantities specified for months seven (7) through twenty-four (24) of each Forecast shall be non-binding estimates of Product requirements.

(c)           Buyer shall deliver to Seller a purchase order not less than one hundred twenty (120) days prior to the requested delivery date for the Product (“Purchase Order”).  Each Purchase Order shall specify the quantities of Product requested, the delivery date and the destination for delivery of the Product.  The Purchase Order may be delivered electronically or by other means to such Person or location as Seller shall designate.  Seller shall accept all Purchase Orders that comply with the provisions of this Agreement and shall confirm each Purchase Order in writing within ten (10) Business Days of receipt and after such confirmation. Seller shall meet Buyer’s requirements and deliver the Product according to such Purchase Order, provided that it shall not be considered a breach of this Agreement if Seller delivers the Product up to fifteen (15) days following the delivery date specified on the relevant Purchase Order so long as Seller uses Commercially Reasonable Efforts to deliver the Product by the relevant delivery date specified in the Purchase Order.  Seller may at its discretion accept changes to any Purchase Order submitted by Buyer.  Purchase Order quantities delivered by Seller may vary by plus or minus (±) ten percent (10%) from the quantities ordered.  Such variances shall not constitute a breach of contract by Seller, provided that Buyer shall only be obligated to pay for the amount of invoiced Product actually received.  The last Purchase Order issued must be received no later than one hundred twenty (120) days prior to the expiration or termination of the Term.

(d)           Should a Purchase Order call for quantities of Product in excess of one hundred and twenty percent (120%) of the immediately preceding estimated requirements previously provided to Seller in the Forecast, Seller will use its Commercially Reasonable Efforts, but shall not be obligated, to supply any portion of the excess quantities requested by Buyer.

(e)           Buyer shall promptly reimburse Seller for its direct costs and associated expenses, which costs and expenses shall be evidenced by written documentation, that arise from any cancelled or materially modified Purchase Order that has been consented to by Seller.  Seller shall use Commercially Reasonable Efforts to mitigate such costs and expenses upon learning of a cancelled or modified Purchase Order.

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

3.3          Minimum Ordering; Economic Non-Viability.

(a)           Buyer agrees to purchase the minimum Units of Product per Contract Year, according to the following schedule (the “Minimum Order Quantities”):

(i)            Contract Year 2017:  [****] Units of Product

(ii)           Contract Year 2018:  [****] Units of Product

(iii)          Contract Year 2019:  [****] Units of Product

(iv)          Contract Year 2020:  [****] Units of Product

(v)           Contract Year 2021:  [****] Units of Product

(vi)          Contract Year 2022:  [****] Units of Product

(b)           Upon the first sale in the Territory of a Generic Product, the Minimum Order Quantities set forth above shall be reduced to fifty percent (50%) of the amounts set forth above.

(c)           If, in accordance with the time periods set forth in Section 7.2(b), the gross profit less the cost of goods for the Units of Product that is difference between the Minimum Order Quantities and the actual quantities of Units of Product dispensed by Buyer is less than [****] Dollars ($[****]), Buyer shall promptly notify Seller.  The Parties shall promptly meet and discuss in good faith the projection made by Buyer; provided however, that Seller shall not be obligated to modify the Minimum Order Quantities.  In the event that the Parties are unable to reach a decision within twenty (20) Business Days of its meeting to discuss the projection made by Buyer, either Party may terminate this Agreement pursuant to Section 7.2(b).

3.4          Materials and Components.  Buyer shall reimburse Seller for its reasonable out of pocket costs for materials or components if Seller is unable to use the materials or components ordered to meet Buyer’s Firm Zone requirements due to Buyer’s (i) cancelled Purchase Orders; or (ii) failure to meet Firm Zone purchase requirements or (iii) changes in packaging or Labeling requested by Buyer, in each case where Seller is unable to use such materials and components in supplying a future Purchase Order.

3.5          Use of Forms.  In ordering and delivering Product, as the case may be, Seller and Buyer may use their respective standard forms and documents in ordering and delivering the Product, provided that nothing in those forms or documents shall be construed to modify or amend the terms and conditions of this Agreement, and, in the case of any conflict herewith, the terms and conditions of this Agreement shall control.

3.6          Labeling.  The process for determining the initial Product labelling and the process for changing Product labelling (including any artwork changes) is set forth on Schedule 3.6.

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

3.7          Delivery.

(a)           Subject to Section 3.2(c), Seller shall deliver to Buyer the Product ordered under a Purchase Order by the delivery date specified in the Purchase Order.  The Minimum Order Quantities shall be delivered in accordance to the schedule set forth on Schedule 3.3.  Nothing herein shall be construed as limiting the Parties’ ability to mutually agree in writing to any adjustment to a delivery date without any modification to a then outstanding Purchase Order or Forecast.  Seller (or its Affiliate) shall provide an invoice, batch record, certificate of analysis and certificate of conformance to Buyer for each lot of Product shipped in accordance with the Quality Agreement to Buyer.

(b)           Delivery of Product ordered hereunder from Seller (or its Affiliate) to Buyer shall be FCA Seller’s facility in Cranbury Twp., NJ (Incoterms 2010), whereby Seller will load Product onto the transport vehicle of Buyer’s designated carrier and Buyer shall bear all risk of loss or damage, and costs of insurance and shipping associated with the Product once such Product is loaded and tendered to Buyer’s designated carrier (or its agents or representatives) at such Seller facility.

(c)           Title to and risk of loss of Product shall automatically transfer to Buyer when Seller loads the shipment onto Buyer’s designated carrier’s transport vehicle and Buyer shall bear all risk of loss associated with the Product thereafter.  Seller will store Product in accordance with the Quality Agreement in one of its facilities.  Seller will send Buyer electronic copies of the batch records, certificates of analysis and certificate of conformance relating to the Product on or before the date of delivery.

3.8          Rejection and No Returns to Seller.

(a)           Within thirty (30) days of receipt of any Product supplied under this Agreement, Buyer may perform a visual inspection with reasonable care to determine whether the Product meets the Specifications and in accordance with the Quality Agreement and the requirements of this Agreement or is otherwise obviously damaged.  Buyer shall either refuse acceptance of any portion of the Product that fails to meet Specifications or is otherwise obviously damaged within thirty (30) days of receipt or, with respect to a Latent Defect that is not discoverable upon a reasonable visual inspection, revoke acceptance within thirty (30) days of discovery of the Latent Defect using Commercially Reasonable Efforts or otherwise.  Otherwise, the shipment will be deemed accepted by Buyer.

(b)           If Buyer wishes to refuse or revoke acceptance, Buyer shall within such applicable thirty (30) day time period, inform Seller in writing of its refusal to accept or revocation of acceptance of the shipment, and the reasons therefore.  Such report shall be provided as a noncompliance report (NCR) to the Seller that includes the quality inspection report upon receipt and reasons for refusal based upon scientific evidence.  In the event that Buyer refuses or revokes acceptance, Seller, upon confirmation of the reasons for refusal or revocation of the Product shall replace the defective Product.  Provided that Seller is able to do so, Seller’s replacement of the defective Product shall be Buyer’s sole and exclusive remedy against Seller for delivery of non-conforming Product, except that Buyer shall also retain its rights of reimbursement for recall expenses as provided for under and subject to the terms of

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

Section 4.6(c).  In the event that four consecutive batches of Product manufactured hereunder fail to meet Specifications, Seller shall promptly notify Buyer of such failure, and either Party shall have a right to notify the other Party so as to require the Parties to engage in the process set forth in Section 3.10, and such notice shall constitute the notice required under Section 3.10(a).  Following completion of the process set forth in Section 3.10, provided that Seller is able to replace the defective Product in compliance with a Remediation Plan as may be agreed between the Parties in accordance therewith, Seller shall not be deemed to be in material breach of this Agreement.

(c)           If the Parties do not agree on the refusal or rejection of Product, then either Party may refer the matter for final review to an independent Third Party of national reputation, reasonably acceptable to both Parties, for the sole purpose of determining whether or not the Product conforms to Specifications and was properly rejected or refused.  Any determination by such Third Party shall be binding upon both Parties.  The cost of any such review and evaluation by an independent Third Party shall be borne by Buyer if it is determined that the Product conforms to the requirements of this Agreement, and by Seller if it is determined that it does not.  Seller shall, as promptly as is reasonably possible, either make replacement delivery of conforming Product, with the Party responsible for the defect bearing the reasonable expenses associated therewith.  Buyer shall return to Seller any non-conforming Product and reasonable destruction costs shall be borne by the Party responsible for the defect.  The procedure set forth in this subsection (c) shall be the sole and exclusive procedure by which replacement shall be made of non-conforming Product.

(d)           Except as set forth in this Section 3.8 with respect to initial inspection of Product and with respect to latent defects, all sales of Products from Seller to Buyer shall be deemed final and non-returnable to Seller, and Buyer shall be responsible for and shall process any and all aspects of its customer returns of Product to Buyer.  For the avoidance of doubt, if Buyer elects to have Seller replace any revoked or rejected Product, then the Parties acknowledge and agree that Seller shall have a commercially reasonable period of time in which to cure the defect resulting in the revocation or rejection; provided, however, that such cure period shall not exceed one hundred and twenty (120) days unless otherwise agreed by the Parties prior to the expiration of such 120-day cure period.

3.9          Buyer Inspection.  Buyer shall have the right, not more than once biennially (or more than once biennially if Buyer has a commercially reasonable basis to believe there is cause, which cause shall be specifically related to, or would reasonably be expected to have a material adverse impact on, the Product delivered pursuant to this Agreement), and upon providing Seller with thirty (30) days advance written notice, to inspect Seller’s Facility (provided that Seller shall permit such inspection as promptly as practicable, and in no event later than five (5) days following written notice from Buyer, in the event that such inspection is for cause), on a confidential basis and during normal business hours, for the sole purposes of ensuring such Facility is in compliance with applicable cGMP and Applicable Law, solely relating to the manufacture and storage of the Product.  Buyer’s inspection rights under this Section shall not extend to any portions of the Facility, documents, records or other information which do not directly relate to the manufacture and supply of the Product under this Agreement.  Further, Buyer’s inspection rights under this Section shall be limited in duration to no more than one (1) Business Days for API-related inspections and independently two (2) Business Days for

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

finished-goods-related inspections, and shall be limited to no more than two (2) Buyer inspectors at any one time.  Inspection by Buyer or documentation provided to Buyer related to any of Seller’s suppliers or subcontractors related to the manufacturing and storage of Product is subject to consent of such Seller supplier or subcontractor.  Seller will use Commercially Reasonable Efforts to obtain such consent.

3.10        Inability to Supply.

(a)           Seller shall notify Buyer promptly upon becoming aware of an event of Force Majeure or any other event that would render Seller unable to supply the quantity of conforming Product to Buyer that Seller is required to supply pursuant to a confirmed Purchase Order or the Minimum Order Quantities.  Promptly following such notice, Seller shall prepare a plan to address any deficiencies or cause(s) of such inability to supply (including timelines therefor) and provide a draft of the plan to Buyer.

(b)           Promptly following receipt thereof, Buyer shall review such plan and provide comments thereto, or shall notify Seller that it has no such comments (in which case the plan shall be deemed to have been agreed between the Parties for purposes of the immediately following sentence).  The Parties promptly thereafter shall discuss Buyer’s comments, if any, and negotiate, acting reasonably, to attempt to agree on a remediation plan (any such plan agreed between the Parties, a “Remediation Plan”).

(c)           If the Parties are unable to agree on a Remediation Plan, either Party may, upon twenty (20) days’ written notice to the other Party, submit the disagreement to a Third Party expert mutually agreeable to the Parties and having at least fifteen (15) years’ experience as a senior executive in the pharmaceutical industry with oversight responsibility for manufacturing operations for oral dosage pharmaceutical products.  On the last day of the foregoing twenty (20) day notice period, each Party shall submit a version of a plan (or if such Party believes no plan would reasonably solve the inability to supply, a detailed explanation of the reasons for such belief) to such expert along with explanation as a to why it rejects the other Party’s proposal.  Not later than thirty (30) days following submission of proposals by the Parties, the expert shall adopt one of the two proposals submitted by the Parties or determine that neither proposal is reasonably likely to resolve the inability to supply issue, and shall have no ability to alter either proposal.  If one Party’s proposal prevails (either as a plan chosen by the expert or if such proposal is that no plan would reasonably resolve the inability to supply and the expert does not adopt the other Party’s plan), then the non-prevailing Party shall pay the fees and expenses of the expert (and otherwise such fees shall be shared equally by the Parties).  If the expert adopts a remediation plan submitted by a Party, such plan shall become the Remediation Plan and be deemed agreed by the Parties.  The expert’s determination shall be final and binding on the Parties.

(d)           Provided that a Remediation Plan is agreed by the Parties, the Seller is able to remedy a supply failure materially in compliance such Remediation Plan (including the timelines therein), Seller shall not be deemed to be in material breach of this Agreement.  If despite Seller’s effort, Seller determines that it is unable to remedy the supply failure, Seller shall notify Buyer and either Party may terminate this Agreement pursuant to Section 7.2(f).

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

ARTICLE IV.
 REGULATORY AND QUALITY RESPONSIBILITIES

4.1          Regulatory Matters.

(a)           Seller shall obtain and maintain all Regulatory Approvals and other permits and licenses that are necessary for Seller to Manufacture the Product for sale to Buyer in accordance with the terms of this Agreement and Applicable Law.

(b)           Buyer shall be responsible during the Term to obtain and maintain all Regulatory Approval necessary to market, distribute and sell the Product in the Territory in accordance with Applicable Law.  Buyer agrees to distribute and sell any Product Manufactured and supplied pursuant to a Purchase Order under this Agreement using only a Buyer (or its Affiliate’s) NDC number.  As appropriate, Seller or Seller’s designated supplier shall be listed as the manufacturer on the Label for the Product.  Buyer shall be solely responsible for communications and filings with and submissions to any regulatory agency concerning sales of Product, prices, discounts, rebates, fees, charge-backs, and other payments associated with Buyer’s distribution and sale of the Product.

(c)           During the Term, Seller shall within five (5) Business Days after Seller’s receipt thereof (or within two (2) Business Days in the case of a notice that would reasonably result in an obligation of Buyer to report a significant safety issue to the FDA), inform Buyer of any adverse manufacturing notice to Seller that has a negative impact on the manufacture of the Product, including any FDA Form 483 Warning Letter, consent decree, or other regulatory action that directly impacts the Product (each, an “Adverse Finding”).  So long as Seller is taking all reasonable measures to correct and address an Adverse Finding, it shall not be deemed to be in material breach of this Agreement.  Buyer shall be responsible for any required reporting of matters regarding the manufacture, integrity, and conformance to specifications of Product to the FDA in accordance with Applicable Law.

(d)           Seller shall be responsible for handling and responding to any FDA or other governmental agency inspections relating to the Facility and Buyer shall be responsible for handling and responding to any FDA or other governmental agency inspection with respect to the Product supplied to Buyer pursuant to this Agreement.  Seller shall, within two (2) Business Days, provide to Buyer any information reasonably requested by Buyer and all information requested by any governmental agency in connection with any governmental inspection, redacted as needed, related to the Product supplied to Buyer hereunder (subject to any confidentiality or privilege restrictions or obligations to which Seller is subject).

4.2          Quality Agreement.  The Parties agree to enter into a quality agreement within ninety (90) days of the Effective Date (but in any event, prior to delivery of the Product to Buyer under Buyer’s NDC number) which sets forth (a) the roles and responsibilities of Buyer and Seller with respect to quality system regulations for the Product as required under Applicable Laws, and (b) how the Parties shall interact with each other in connection with same (the “Quality Agreement”), a copy of which shall be attached hereto as Exhibit A when executed by the Parties.

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

4.3          Changes in Specifications and Process.

(a)           A change in the Specifications shall only be made in accordance with this Section 4.3 and the Quality Agreement unless otherwise required by Applicable Law.

(i)            In the event Buyer desires any change to the Specification, Buyer shall deliver a written request (a “Buyer Specification Change”) to Seller specifying such requested change.  Seller shall evaluate such Buyer Specification Change promptly after Seller’s receipt thereof.  Seller shall have the obligation to accept and implement any Buyer Specification Change unless in its reasonable judgment, after reasonable consultation with Buyer, Seller determines that such Buyer Specification Change is not technically feasible.  If any such proposed change to the Specification requires additional capital expenditure or other expenditures by Seller, Seller shall notify Buyer in writing of the applicable additional capital expenditures, and the Buyer Specification Change shall not be deemed accepted until Buyer has consented in writing to reimburse Seller for the same.  Prior to shipment of any Product Manufactured under the new Specifications, Buyer shall be obligated to purchase any inventory of in-process and Product Manufactured under the unmodified Specifications held by Seller on behalf of Buyer as a result of the binding portions of any Forecast which in-process inventory and Product have been rendered obsolete by such new Specifications.

(ii)           In the event that Seller desires any change to the Specification that is not required by Applicable Law or Regulatory Authority, Seller shall deliver a written request (a “Seller Specification Change”) to Buyer specifying such requested change.  Buyer shall evaluate such Seller Specification Change promptly after Buyer’s receipt thereof.  Buyer may accept or deny any Seller Specification Change in its reasonable discretion, including with respect to any allocation of costs therefor, which shall be agreed between the Parties prior to any such acceptance.  If Buyer agrees to the Seller Specification Change and the Specifications are changed based on it, Buyer shall, in reasonable consultation with Seller, determine the date upon which to Manufacture the Product under the new Specifications, taking into account technical and other applicable factors.

(b)           Notwithstanding Section 4.3(a), if either Party becomes aware of any Applicable Law or Regulatory Authority that requires a change in the Specifications, that Party shall promptly notify the other Party, and the Parties shall cooperate in a timely manner in connection with any modifications of the Specifications required to meet those requirements.  Any costs associated with a change in Specifications required by Applicable Law or any Regulatory Authority or due to a Third Party supplier’s inability to provide a given material shall be borne by Buyer pro-rata to the unit proportion of Products or components thereof Manufactured for Buyer during the prior twelve (12) month period relative to the units of any other components or products manufactured for Seller or any other licensee or customer of Seller during such period and to which such modifications apply.

4.4          Product Complaints.  Each Party shall, within two (2) Business Days after receipt, or in the case of a complaint that would not reasonably result in an obligation of a Party to report a significant safety issue to the FDA, not longer than five (5) Business Days after receipt, provide the other Party with written notice via facsimile or email of all Third Party complaints it receives that relate to, or arise from, the Product (“Third Party Complaints”).

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

Notwithstanding the foregoing, each Party shall use its Commercially Reasonable Efforts to within one (1) Business Day after receipt of notice of a Third Party Complaint provide the other Party with written notice via facsimile or email of all reports of complaints of tampering or contamination that relate to, or arise from, Product.  Seller will investigate all Third Party Complaints associated with the Manufacture of the Product and provide a written summary to Buyer.  Buyer will investigate all other Third Party Complaints associated with the transportation, storage, distribution, sale and use of Product and provide a written summary to Seller.  The Parties will reasonably cooperate with each other concerning the investigation of the Third Party Complaints, including testing of Product and review of documents, and will provide such information as reasonably requested by the other Party in connection with such investigations; provided however, that neither Party shall have any obligation to provide its Confidential Information to the other Party unless required by Applicable Law.  The Parties shall collaborate in developing procedures for providing information on the Third Party Complaints and inquiries and such procedures will be outlined in the Quality Agreement and/or Pharmacoviligance Agreement.  Nothing in this Section 4.4 shall affect the Parties’ obligations with respect to pharmacovigilance reporting, as detailed in the Pharmacoviligance Agreement.

4.5          Pharmacovigilance Agreement.  The Parties agree to enter into a pharmacovigilance agreement within forty-five (45) days of the Effective Date which sets forth the pharmacovigilance responsibilities of each Party (the “Pharmacovigilance Agreement”) a copy of which shall be attached hereto as Exhibit B when executed by the Parties.  These responsibilities shall include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange of adverse experience reports, pregnancy reports, and any other information concerning the safety of the Product.  Such guidelines and procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill their obligations under, Applicable Law and reporting obligations to the Regulatory Authorities.

4.6          Recalls, Withdrawals, Field Alerts and Other Field Corrections.

(a)           Each Party shall promptly, within two (2) Business Days, provide to the other Party any information obtained by it suggesting that a recall, field alert, product withdrawal, or other field action relating to the Product in the Territory (“Product Action”) is or may be necessary.  Further, the Parties shall cooperate with each other in obtaining any additional information that may bear upon whether to initiate a Product Action.  The final decision regarding whether to initiate a Product Action shall rest with Buyer.

(b)           Buyer shall provide Seller with prompt notice of any determination by Buyer to initiate a Product Action (provided, Buyer will use its Commercially Reasonable Efforts to provide Seller with such determination within twenty-four (24) hours after such determination is made).  Seller shall provide reasonable cooperation to Buyer in implementing such Product Action.

(c)           The reasonable costs of any Product Action (including the reasonable costs of notifying customers, the reasonable costs associated with shipment of the Product from Buyer’s customers, reasonable credits extended to Buyer’s (and its Affiliates) customers as a result of the Product Action, and other reasonable costs incurred) shall be borne by Buyer;

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

provided, however, Seller shall be responsible for all such reasonable costs associated with a Product Action to the extent resulting from any Seller’s failure to deliver Product that meets the Specifications.

4.7          Regulatory Inspections.  Seller shall inform Buyer of any FDA or other Regulatory Authority inspection of the Facility within the same Business Day that an authorized agent of any Regulatory Authority notifies Seller that it intends to or does visit the Facility.  Seller shall, within twenty-four (24) hours after receipt by Seller, provide copies to Buyer of all inspection observation reports and other regulatory communications directly related to, or that would have a material adverse effect on the Product, including any Adverse Findings.  Seller shall also provide copies of Seller’s proposed responses to such inspection observation reports and other regulatory communications within three (3) Business Days of their completion (the inspection observation reports, other regulatory communications and Seller’s response are referred to collectively as “Regulatory Audit Materials”).  Buyer will be allowed to review and comment on the Regulatory Audit Materials which directly relate to Product or its manufacture.  For clarity, Seller reserves the right to redact information in such Regulatory Audit Materials that are not directly related to the Manufacture of the Product supplied hereunder.

4.8          PDUFA.  Buyer shall be responsible for the Facility fees associated with the Manufacture of the Product supplied hereunder on a pro rata basis, taking into account other products to which such fees are attributed and any part of a year that is not part of the Term.  Such fees for FDA fiscal year 2017 are as follows:  (a) four hundred twenty six thousand eight hundred thirty three dollars and thirty three cents ($426,833.33) for 2017 Establishment Fee; and (b) eighty-one thousand four hundred fifty eight dollars and thirty three cents ($81,458.33) for 2017 Product Fee.

4.9          Stability. Seller agrees to continue stability testing for the Product in accordance with the protocol in place as of the Effective Date and shall provide to Strongbridge the data and reports from this stability testing necessary to support filing of extensions for the retest period for API and shelf life for drug product as promptly as practicable following finalization thereof.

ARTICLE V.
 REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1          Mutual Representations and Warranties.  Each of the Parties hereby represents, warrants and covenants to the other Party as of the Effective Date as follows:

(a)           It is an entity duly organized, validly existing and is in good standing under the laws of its jurisdictions of formation, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

(b)           The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its stockholders, (ii) violate any provision of any Applicable Law or any provision of its certificate of incorporation, by-laws or other founding document, or (iii) result in a breach of or constitute a default under any material agreement, mortgage, lease, license,

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

permit or other instrument or obligation to which it is a party or by which it or its properties may be bound or affected.

(c)           It (and its Affiliates) are not currently debarred, suspended or otherwise excluded by any government agency from receiving government contracts in the Territory, nor is it, or its Affiliates or any of its employees debarred under the applicable provisions of the Food, Drug, and Cosmetic Act.

(d)           It is not under any obligation to any Third Party, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

(e)           This Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor’s rights generally.

5.2          Product Warranty.  Seller represents, warrants and covenants to Buyer the Product supplied pursuant to this Agreement at the time of delivery shall: (a) not be misbranded, mislabeled or adulterated within the meaning of the FDC Act, (b) meet the Specifications, (c) has the minimum product dating set forth on Schedule 3.1; and (d) be free from any lawful security, interest, lien or encumbrances.

5.3          No Other Representations and Warranties.  EXCEPT FOR THE EXPRESS WARRANTIES AND REPRESENTATIONS AND COVENANTS CONTAINED IN THIS AGREEMENT OR THE EXHIBITS AND SCHEDULES ATTACHED THERETO, NEITHER BUYER NOR SELLER MAKES, AND EACH HEREBY EXPRESSLY DISCLAIMS, ANY WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, WHETHER IN FACT OR IN LAW, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

5.4          No Reliance by Third Parties.  The representations and warranties of a Party set forth in this Agreement are intended for the sole and exclusive benefit of the other Parties hereto, and may not be relied upon by any Third Party.

ARTICLE VI.
 INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION

6.1          Ownership of Pre-Existing Intellectual Property Rights.  Except as expressly provided in this Agreement or the APA:

(a)           As between the Parties, any intellectual property rights (including patents, patent applications, know-how, trade secrets, copyrights, trade dress, housemarks and trademarks) owned by either Party and their respective Affiliates on the Effective Date shall remain solely owned by such Party (or their respective Affiliates, as applicable); and

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

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THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

(b)           neither Party shall represent or assert that it is the owner of any such intellectual property rights of the other Party (or their respective Affiliates), whether or not such rights are registered.

For the avoidance of doubt, the Parties agree that each of the Parties shall have no rights to use any trademark, housemark, copyright, or trade dress, of the other, except expressly provided for under this Agreement or the APA.

6.2          Confidential Information, Publicity and Publication.  Buyer and Seller each hereby recognize and acknowledge that the other Party’s Confidential Information constitutes valuable and confidential information.  Subject to other express provisions of this Agreement, the Parties each agree that during the Term, and for a period of five (5) years after the Term:

(a)           Any information owned by Buyer as a result of the operation of the APA that remains in the possession or control of Seller on or after the Effective Date shall be deemed to be Confidential Information of Buyer and to have been disclosed by Buyer as Disclosing Party to Seller as Receiving Party for purposes of this ARTICLE VI.

(b)           The Parties shall not disclose, directly or indirectly, in any manner whatsoever to any Third Parties any Confidential Information received from the other Party (or its Affiliates, as applicable) (the “Disclosing Party”) without first obtaining the written consent of the Disclosing Party, and the other Party (“Recipient”) shall keep confidential, all of the Disclosing Party’s Confidential Information that is disclosed to Recipient.  Recipient agrees to use the same level of care in safeguarding the Disclosing Party’s Confidential Information that Recipient uses with its own confidential information of a similar nature, but in no event less than reasonable care.  Recipient shall restrict disclosure of the Disclosing Party’s Confidential Information solely to those of its (or its Affiliate’s) employees or representatives having a need to know such Confidential Information in order to accomplish the purposes of this Agreement.  Each Party represents that its respective employees and representatives who receive the Confidential Information of the Disclosing Party are advised by such Party of the confidentiality obligations of this Agreement and shall maintain such Confidential Information in accordance with the confidentiality obligations set forth in this ARTICLE VI.

(c)           Recipient shall not use the Disclosing Party’s Confidential Information in any manner whatsoever other than solely in connection with the exercise of its rights and the performance of its obligations under this Agreement or the APA.

(d)           In the event Recipient is requested pursuant to, or required by, Applicable Law to disclose any of the Disclosing Party’s Confidential Information, it will, to the extent reasonably practicable and permitted by Applicable Law, notify the Disclosing Party promptly so that the Disclosing Party may seek a protective order or other appropriate remedy or, in the Disclosing Party’s sole discretion, waive compliance with the confidentiality provisions of this Agreement.  At the Disclosing Party’s expense, Recipient will co-operate in all reasonable respects, in connection with any reasonable actions to be taken for the foregoing purpose.  In any event, Recipient may furnish such Confidential Information as requested or required pursuant to Applicable Law (subject to any such protective order or other appropriate remedy) without liability hereunder, provided that the Recipient furnishes only that portion of the

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

Confidential Information which Recipient is advised by its counsel is legally required, and Recipient exercises reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Disclosing Party’s Confidential Information.

(e)           Upon the date of the expiration or termination of this Agreement for any reason, either Party may request in writing, and the other Party shall either: (i) promptly destroy all copies of the requesting Party’s Confidential Information in the possession of the other Party and confirm such destruction in writing to the requesting Party; or (ii) promptly deliver to the requesting Party, at the other Party’s expense, all copies of such Confidential Information in the possession of the other Party, provided, however, the other Party shall be permitted to retain one (1) copy of the requesting Party’s Confidential Information for the sole purpose of determining any continuing obligations hereunder.  Additionally, both Parties shall immediately cease all use of the other Party’s Confidential Information including, without limitation, removing all references to such Confidential Information from its analyses, compilations, studies or other documents unless maintenance of such documentation is required by Applicable Law.  All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in this Section 6.2.

(f)            Each Party represents and warrants to the other Party that it (or its respective Affiliates, as applicable) has, and shall have, all right, title, and ownership interest in and to its Confidential Information or it has, and shall have, the right to disclose its Confidential Information to the other Party.  Each Party may seek to enforce all rights and legal remedies available under this ARTICLE VI or by law, including, without limitation, injunctive relief, specific performance and other equitable remedies in the event of a breach of the provisions of this ARTICLE VI by the other Party.

(g)           Recipient shall cause its Affiliates to observe the terms of this ARTICLE VI hereof, and shall be responsible for any breach of its provisions by any of its Affiliates.

(h)           Notwithstanding the provisions of this ARTICLE VI, the Parties agree that nothing contained in this ARTICLE VI shall prevent Recipient in any way whatsoever from disclosing any of the Disclosing Party’s Confidential Information, without obtaining Disclosing Party’s prior consent, to any Affiliate of Recipient or to any Third Party for the purposes of conducting their respective rights and obligations under this Agreement, provided such Third Party has undertaken an obligation of confidentiality similar to such obligations contained in ARTICLE VI herein with respect to the Disclosing Party’s Confidential Information.

6.3          Publicity.  Subject to Section 6.4, the Seller and Buyer shall agree on the content of any press release(s), public announcement(s) or other information publicly released by the Parties relating to this Agreement and the APA.

6.4          Filing Requirements.  If the execution of or the activities or obligations under this Agreement were to trigger or otherwise instigate a reporting, filing or other disclosure obligation on a Party (or any of its Affiliates) pursuant to Applicable Law, such Party shall notify the other Party as promptly as practicable of such obligation, and provide whatever reasonable opportunity may be available for the other Party to comment on a draft version of

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

any such disclosure. Subject to the foregoing sentence, such Party shall have the right to make any such filing or obligated disclosure.

6.5          Compliance with Applicable Law.  Nothing in this Agreement shall be construed as preventing or in any way inhibiting either Party from complying with Applicable Law governing activities and obligations undertaken pursuant to this Agreement, in any manner which it reasonably deems appropriate, including, for example, by disclosing to Regulatory Authorities confidential or other information received from the other Party, subject to Section 6.2(d).

ARTICLE VII.
 TERM AND TERMINATION

7.1          Term.  This Agreement shall become effective as of the Effective Date and, unless sooner terminated pursuant to Section 7.2 below, shall continue in full force and effect thereafter until the termination of the Orphan Exclusivity Designation granted by the FDA under the NDA (the “Initial Term”) and, thereafter, shall automatically renew for additional two (2) year periods (“Extension Term”) on the same terms unless at least four (4) months prior to the expiration of the then current Term:  (a) a Party makes a written request to the other Party to discuss in good faith new terms for the Agreement for the Extension Term; or (b) a Party notifies the other Party in writing that it desires to terminate the Agreement.  If the Parties agree on the new terms of the Agreement for the Extension Term, this Agreement shall be amended in writing to reflect the new terms.  If the Parties do not agree on the new terms of the Agreement for the Extension Term, either Party may terminate this Agreement under this Section 7.1.

7.2          Termination.

(a)           Reversion Rights.  This Agreement shall automatically terminate upon the reversion of rights under the APA.

(b)           Termination for Economic Non-Viability.  Either Party shall have the right to terminate this Agreement for economic non-viability pursuant to Section 3.3(c) by providing one (1) year prior written notice to the other Party, provided that (i) in no event shall notice of such termination for economic non-viability be given prior to the first (1st) anniversary of the Commercial Launch (as defined in the APA).

(c)           Termination for Breach.  Each Party shall be entitled to terminate this Agreement by written notice to the other Party in the event that the other Party shall be in material default or breach of any of its obligations hereunder in any material respect, and shall fail to remedy any such default or breach within sixty (60) days after written notice thereof by the non-defaulting/non-breaching Party.  If such default or breach is not corrected within the foregoing sixty (60) day period, the non-breaching Party shall have the right to terminate this Agreement by giving written notice to the Party in default, provided the notice of termination is given within six (6) months of the default and prior to correction of the default.

(d)           Termination upon Bankruptcy.  Either Party may terminate this Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[****] INDICATES OMITTED MATERIAL THAT IS

THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed with sixty (60) days after the filing thereof, or if the other Party shall propose or be a Party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of creditors.

(e)           Termination Due to Safety or Efficacy.  This Agreement will automatically terminate upon written notice by Buyer to Seller in the event that, after  consultation with Seller to the extent practicable under the circumstances, Buyer reasonably determines that there is a safety or efficacy issue with the Product that warrants cessation of sales and marketing of the Product, including in the event that the FDA withdraws its approval of the NDA for the Product for reason of safety or efficacy, and Buyer determines to permanently withdraw the Product from the market throughout the Territory.  Any dispute with respect to any such Buyer determination shall be handled pursuant to Section 8.2.

(f)            Termination for Failure to Supply.  Either Party may terminate this Agreement in the event that Seller advises Buyer, pursuant to Section 3.10, that it is unable to remedy the failure to supply situation.

7.3          Effect of Termination.

(a)           If Seller chooses not to extend this Agreement pursuant to Section 7.1, Seller shall provide two (2) years of Product to Buyer based in the latest Forecast.  In addition, at Buyer’s option, Buyer may acquire the DMF from Seller for five hundred thousand dollars ($500,000) and have Seller provide technology transfer assistance to Buyer or Buyer’s designee with respect to the manufacturing process for the Product at an hourly rate to be agreed between the Parties, provided that in no event shall the number of hours for such technology transfer exceed one hundred (100) hours.  If Buyer chooses to acquire the DMF and have Seller assist with the technology transfer of the manufacturing process, Seller shall transfer such DMF to Buyer as soon as reasonably practicable and provide technology transfer assistance as reasonably requested by Buyer.

(b)           If this Agreement is terminated pursuant to Section 7.2(a), 7.2(b), 7.2(e) or by Seller pursuant to Section 7.2(c) or 7.2(d) or if Buyer chooses not to extend this Agreement pursuant to Section 7.1:

(i)            the Trademark License and Non-Blocking License shall terminate immediately and Buyer shall cooperate with Seller and take, or cause to be taken, all actions, or to do, or cause to be done, all reasonable things necessary to transfer the Regulatory Approval and Domain Names back to Seller;

(ii)           Buyer shall take delivery of and pay for all undelivered Product that is Manufactured pursuant to a Purchase Order, at the Price in effect at the time the Purchase Order was placed provided that Buyer shall be permitted to continue to sell such Product until inventories thereof are exhausted or three months from the date of termination, whichever is earlier; and

CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[****] INDICATES OMITTED MATERIAL THAT IS
THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.

(iii)          Buyer shall purchase, at Seller’s book value (as reflected in Seller’s then-current books and records), the materials which were purchased, produced or maintained by Seller in contemplation of filling Purchase Orders within the binding portion of the Forecast prior to notice of termination being given to the extent the same are obsolete or cannot reasonably be used for other products being manufactured by Seller.  Seller shall deliver all such materials to Buyer promptly upon receipt or other control thereof by Seller.

(c)           If this Agreement is terminated by Buyer pursuant to Section 7.2(c), 7.2(d) or 7.2(f):

(i)            Seller shall grant Buyer a license to its manufacturing know-how for the purpose of manufacturing the Product for sale in the Territory and a right to reference the DMF for such purpose;

(ii)           Buyer shall take delivery of and pay for all undelivered Product that is Manufactured pursuant to a Purchase Order, at the Price in effect at the time the Purchase Order was placed provided that Buyer shall be permitted to continue to sell such Product until inventories thereof are exhausted; and

(iii)          Buyer shall purchase, at Seller’s book value (as reflected in Seller’s then-current books and records), the materials which were purchased, produced or maintained by Seller in contemplation of filling Purchase Orders within the binding portion of the Forecast prior to notice of termination being given to the extent the same are obsolete or cannot reasonably be used for other products being manufactured by Seller.  Seller shall deliver all such materials to Buyer promptly upon receipt or other control thereof by Seller.

(d)           Upon termination of this Agreement for any reason:

(i)            Seller will continue to fulfill its remaining obligations pursuant to Sections 4.2 and 4.5; and

(ii)           All relevant records and materials in a Receiving Party’s possession or control containing Disclosing Party’s Confidential Information shall be promptly returned to the Disclosing Party.

(iii)          The following provisions will survive termination of this Agreement:  Section 2.1(d), Section 7.3, Article VI, Article VIII and Article IX.

ARTICLE VIII.
 INDEMNIFICATION, INSURANCE AND DISPUTE RESOLUTION

8.1          Indemnification.

(a)           Seller Indemnification Obligations.  Seller shall indemnify, defend and hold Buyer, its Affiliates, and its and their officers, directors, agents and employees (individually and/or collectively referred to herein as a “Buyer Party”) harmless from and against any and all losses, liabilities, damages, fees (including reasonable attorneys’ fees), and expenses paid or payable by Buyer or a Buyer Party to a Third Party (collectively, “Buyer

CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[****] INDICATES OMITTED MATERIAL THAT IS
THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.

Losses”) to the extent that such Buyer Losses result or arise from a claim, suit or other proceeding made or brought by a Third Party against Buyer or a Buyer Party (a “Buyer Claim”) based on, resulting from, or arising in connection with:

(i)            the breach of any material obligation, covenant, agreement, representation or warranty of Seller contained in this Agreement;

(ii)           any act or omission by Seller that constitutes recklessness, gross negligence, or willful misconduct on the part of Seller in connection with the performance of its obligations under this Agreement;

(iii)          any violation of Applicable Law by Seller in connection with the performance of Seller’s obligations under this Agreement; or

(iv)          any infringement or alleged infringement of any Third Party intellectual property right to the extent the claim is based on or arises out of the manufacturing process used by Seller to Manufacture the Product;

provided, however, that Seller shall not be obligated to indemnify or hold harmless Buyer or any Buyer Party for any Buyer Claim or Buyer Losses to the extent that such Buyer Claim or Buyer Losses fall within the scope of Buyer’s indemnification obligations in Section 8.1(b), or arise out of or are attributable to any act or omission by Buyer or any Buyer Party which constitutes recklessness, gross negligence or willful misconduct on the part of Buyer or Buyer Party.

(b)           Buyer Indemnification Obligations.  Buyer shall indemnify, defend and hold Seller, and its Affiliates, and its and their employees, agents, officers, and directors (individually and/or collectively referred to hereinafter as a “Seller Party”) harmless from and against any and all losses, liabilities, damages, fees (including reasonable attorneys’ fees) and expenses paid or payable by Seller or a Seller Party to a Third Party (collectively, “Seller Losses”) to the extent that such Seller Losses result or arise from a claim, suit or other proceeding made or brought by a Third Party against Seller or a Seller Party (a “Seller Claim”) based on, resulting from, or arising in connection with:

(i)            marketing, distribution and sale of the Product;

(ii)           the breach of any material obligation, covenant, agreement, representation or warranty of Buyer, or a Buyer Party, contained in this Agreement;

(iii)          any act or omission by Buyer that constitutes recklessness, gross negligence, or willful misconduct on the part of Buyer or results from any Buyer’s failure to perform its obligations under this Agreement;

(iv)          any violation of Applicable Law by Buyer in connection with the performance of Buyer’s obligations under this Agreement;

provided, however, that Buyer shall not be obligated to indemnify or hold harmless Seller or any Seller Party for any Seller Claim or Seller Losses to the extent that such Seller Claim or

CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[****] INDICATES OMITTED MATERIAL THAT IS
THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.

Seller Losses fall within the scope of Seller’s indemnification obligations in Section 8.1(a), or arise out of or are attributable to any act or omission by Seller or any Seller Party which constitutes recklessness, gross negligence or willful misconduct on the part of Seller or Seller Party.

(c)           Apportionment.  For clarity, in the event that both Parties have indemnification obligations hereunder for a particular claim or loss, the liability for such claim or loss will be allocated proportionately between the Parties in accordance with such Party’s respective fault.

(d)           Indemnification Procedures.

(i)            Each indemnified Party shall notify the indemnifying Party in writing (and in reasonable detail) of the Claim within ten (10) Business Days after receipt by such indemnified Party of notice of the Seller Claim or Buyer Claim, as the case may be, or otherwise becoming aware of the existence or threatened existence thereof (such Seller Claim or Buyer Claim being referred to as a “Claim”).  Failure to give such notice shall not constitute a defense, in whole or in part, to any claim by an indemnified Party hereunder except to the extent the rights of the indemnifying Party are materially prejudiced by such failure to give notice.  The Indemnifying Party shall notify the indemnified Party of its intentions as to defense of the Claim or potential Claim in writing within ten (10) Business Days after receipt of notice of the Claim.  If the indemnifying Party assumes the defense of a Claim against an indemnified Party, an indemnifying Party shall have no obligation or liability under this ARTICLE VIII as to any Claim for which settlement or compromise of such Claim or an offer of settlement or compromise of such Claim is made by an indemnified Party without the prior written consent of the indemnifying Party, which consent shall not be unreasonably withheld.

(ii)           The indemnifying Party shall assume exclusive control of the defense and settlement (including all decisions relating to litigation, defense and appeal) of any such Claim (so long as it has confirmed its indemnification obligation responsibility to such indemnified Party under this Section 8.1(d) with respect to a given Claim); provided, however, that the indemnifying Party may not settle such Claim in any manner that would require payment by the indemnified Party, or would materially adversely affect the rights granted to the indemnified Party hereunder, or would materially conflict with the terms of this Agreement, or adversely affect the Product in or outside the Territory, without first obtaining the indemnified Party’s prior written consent, which consent shall not be unreasonably withheld.

(iii)          The indemnified Party shall reasonably cooperate with the indemnifying Party in its defense of the Claim (including, without limitation, making documents and records available for review and copying and making persons within its control available for pertinent testimony in accordance with the confidentiality provisions of ARTICLE VI, and neither Party shall be required to divulge privileged material to the other) at the indemnifying Party’s expense.  If the indemnifying Party assumes defense of the Claim, an indemnified Party may participate in, but not control, the defense of such Claim using attorneys of its choice and at its sole cost and expense, with such cost and expense not being covered by the indemnifying Party.  If an indemnifying Party does not agree to assume the defense of the Claim asserted against the indemnified Party (or does not give notice that it is assuming such

CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[****] INDICATES OMITTED MATERIAL THAT IS
THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
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defense), or if the indemnifying Party assumes the defense of the Claim in accordance with Section 8.1(d) yet fails to defend or take other reasonable, timely action, in response to such Claim asserted against the indemnified Party, or in the event that either Party determines on the advice of counsel that a conflict of interest exists between the Parties necessitating separate counsel, the indemnified Party shall have the right to defend or take other reasonable action to defend its interests in such proceedings, and shall have the right to litigate, settle or otherwise dispose of any such Claim; provided, however, that no Party shall have the right to settle a Claim in a manner that would adversely affect the rights granted to the other Party hereunder, or would materially conflict with this Agreement, or would require a payment by the Party, or adversely affect the Product in or outside the Territory, without the prior written consent of the Party entitled to control the defense of such Claim.

8.2          Dispute Resolution.  In the event the Parties have a dispute under the terms of this Agreement or any agreement ancillary to this Agreement, the Parties shall follow the following procedure, subject to the rights of either Party to pursue pre-arbitration equitable remedies consistent with Section 9.7:

(a)           The Parties will attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between a representative appointed by Seller, and for Buyer, the President and CEO of Strongbridge Biopharmaceuticals plc or his/her designee.  Any person may give the other Party written notice of any dispute not resolved in the normal course of business.  Within fifteen (15) days after delivery of the notice, the receiving Party will submit to the other a written response.  The notice and response will include (i) a statement of that Party’s position and summary of arguments supporting that position, and (ii) the name and title of the executive who will represent that Party and of any other person who will accompany the executive.  After delivery of the initial notice, the executives of both Parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute.  All reasonable requests for information made by one Party to the other will be honored.  All negotiations pursuant to this clause are confidential and will be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.  In the event the negotiation between the executives is not successful in resolving the dispute within thirty (30) days after the delivery of the initial notice, the dispute shall be referred to arbitration as described below.

(b)           Except as expressly otherwise provided in this Agreement, all disputes arising out of or relating to the interpretation of any provisions of this Agreement or the failure of either Party to perform or comply with any obligation of such Party pursuant to this Agreement or the breach, termination or validity hereof (a “Dispute”), regardless whether such Dispute is based upon a claim or action in contract, warranty, negligence, strict liability or other tort, shall be finally settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”), then in force and the Federal Arbitration Act, 9 U.S.C. § 1 et seq., by three (3) arbitrators (the “Arbitrators”).  Each Party, within thirty (30) days after the filing of the arbitration demand with the AAA, shall nominate an independent, conflict free arbitrator who shall be appointed in accordance with said rules, provided that the party-appointed arbitrators shall also have appropriate experience in the pharmaceutical industry and may or may not be part of the AAA’s National Roster of arbitrators.  No later than thirty (30) days after the disclosure of the party-appointed arbitrators,

CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[****] INDICATES OMITTED MATERIAL THAT IS
THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
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said arbitrators shall meet and select a Chair from a Party-generated list of arbitrators that shall not exceed ten (10) in number and who shall be selected from the AAA National Roster.  The place of arbitration shall be New York, New York, and the Arbitrators shall decide the dispute in accordance with the substantive law of the State of New York.  The Arbitrators, by accepting their appointment, undertake to conduct the process such that the award shall be rendered within six (6) months and in no event later than nine (9) months from the date of the Preliminary Hearing that shall be held by the full arbitral panel within thirty (30) of their final appointment.  The award shall be written and reasoned and shall be final and binding upon all parties participating in such arbitration.  The judgment rendered by the Arbitrators may, at the arbitrator’s discretion, include costs of arbitration, reasonable attorneys’ fees and reasonable costs for any expert and other witnesses.  Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.  Notwithstanding the foregoing, any Disputes regarding the scope, validity, enforceability or inventorship of any patents or patent applications shall be submitted for final resolution by a court of competent jurisdiction.  Any period of limitations or Survival Period that would otherwise expire between the initiation of the procedures described in this Section 8.2(b) and the conclusion of such procedures shall be extended until twenty (20) days following the conclusion of such procedures.  This Section 8.2(b) shall not prohibit a Party from seeking preliminary injunctive relief in aid of arbitration from a court of competent jurisdiction as set forth in Section 9.7.

8.3          Limitation of Liability.  EXCEPT AS EXPRESSLY SET FORTH IN LIABILITY ARISING FROM ARTICLE VI, OR SUCH DAMAGES OWED TO ANY THIRD PARTY AND INDEMNIFIED HEREUNDER PURSUANT TO SECTION 8.1(a) OR SECTION 8.1(b), IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, ITS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, OR AGENTS BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR LOST SALE DAMAGES, ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR OTHER SIMILAR DAMAGES, OR ANY PUNITIVE DAMAGES, WHETHER ARISING DIRECTLY OR INDIRECTLY OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND REGARDLESS WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, A PRODUCT CLAIM, OR OTHERWISE ARISING OUT OF OR RELATED TO THIS AGREEMENT.

8.4          Insurance.  Each Party hereby represents and warrants to the other Party that during the Term and for five (5) years thereafter, it shall maintain, at its cost, adequate insurance against liability and other risks associated with its activities contemplated by this Agreement, including its indemnification obligations herein, in such amounts and on such terms as are customary for prudent practices in the pharmaceutical industry for the activities to be conducted by it under this Agreement.  Each Party shall furnish to the other Party evidence of such insurance, upon request.

CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[****] INDICATES OMITTED MATERIAL THAT IS
THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.

ARTICLE IX.
 MISCELLANEOUS

9.1          Assignment.  Neither this Agreement, nor any of the rights or obligations of a Party may be directly or indirectly assigned, sold, delegated or otherwise disposed of without the prior written consent of the other Parties. Notwithstanding the foregoing, either Party may assign this Agreement to an Affiliate, including any successor in interest by way of any reincorporation or other reorganization, and any Party may assign this Agreement to a successor by merger, acquisition, or sale of all or substantially all of such Party’s business assets in the field to which this Agreement relates without the consent of the other Parties, provided that in each case such assigning Party shall provide prompt notification of such assignment the other Party.

9.2          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.3          Force Majeure.  No liability will result from delay in performance or non-performance under this Agreement, in whole or in part, by either of the Parties to the extent that such delay or non-performance is caused by an event of Force Majeure.  “Force Majeure” means an event that is beyond a non-performing Party’s reasonable control, including an act of God, act of the other Party, strike, lock-out or other industrial/labor dispute, war, acts of war (whether war to be declared or not) riot, insolvency or cessation of operations of a third party supplier, civil commotion, terrorist act, malicious damage, epidemic, quarantine, fire, flood, storm, or natural disaster.

9.4          Further Assurances.  Each Party hereto agrees to execute, acknowledge and deliver such further instruments and do all such further acts as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

9.5          Modification.  No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties by their respective officers thereunto duly authorized.

9.6          Independent Contractors.  The Parties are independent contractors and this Agreement shall not constitute or give rise to an employer-employee, agency, partnership or joint venture relationship among the Parties and each Party’s performance hereunder is that of a separate, independent entity.

9.7          Governing Law; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States without regard to its conflicts of laws principles. The Parties consent to the exclusive jurisdiction of the Federal courts and the State courts of the State of New York, in each case, located in the borough of Manhattan, City of New York (the “New York Courts”) for any action in aid of arbitration, for provisional relief of the status quo or to prevent irreparable harm prior to the appointment of the Arbitrators in Section 8.2(b) above, and to the non-exclusive jurisdiction of the New York Courts for any action to enter or enforce any arbitral award entered in connection with this

CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[****] INDICATES OMITTED MATERIAL THAT IS
THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.

Agreement.  THE PARTIES HEREBY IRREVOCABLY WAIVE, AND AGREE TO CAUSE THEIR RESPECTIVE AFFILIATES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN SUCH ACTIONS.

9.8          Language.  This Agreement, and any amendments or modifications thereto, shall be executed in the English language.  No translation, if any, of this Agreement into any other language shall be of any force or effect in the interpretation of this Agreement or in determination of the intent of either of the Parties hereto.

9.9          Article Headings.  The Article headings are placed herein merely as a matter of convenience and shall not affect the construction or interpretation of any of the provisions of this Agreement.

9.10        Notices.  Notices required or permitted under this Agreement shall be in writing and sent by prepaid registered or certified air mail or by overnight express mail (e.g., FedEx), or by electronic mail confirmed by electronic mail (including an electronic “read receipt” notice), or by tele-facsimile confirmed by a written act of the receiving Party (e.g., a telefacsimile from the receiving Party submitting its receipt of such notice) and shall be deemed to have been properly served to the addressee (A) upon delivery in the case of prepaid registered or certified air mail or by overnight express mail, or (B) upon receipt of written confirmation in the case of electronic mail or telefacsimile, to the following addresses of the Parties:

If to Buyer:

Strongbridge Biopharma plc (registered office)

Arthur Cox Building

Earlsfort Terrace

Dublin 2, Ireland

With a copy to:

Strongbridge Biopharma plc (registered office)

900 Northbrook Drive

Suite 200

Trevose, Pennsylvania 19053

If to Seller:

Taro Pharmaceuticals North America, Inc.

Harbour Place

103 South Church Street

Grand Cayman KY1-1202

Cayman Islands

Attention:  General Manager

CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[****] INDICATES OMITTED MATERIAL THAT IS
THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.

With a copy to:

Taro Pharmaceuticals USA, Inc.

3 Skyline Drive

Hawthorne, NY 10532

Attention:  General Counsel

9.11        Third Parties.  None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party.

9.12        Waiver.  The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

9.13        Severability.  If any part of this Agreement is declared invalid by any legally governing authority having jurisdiction over either Party, then such declaration shall not affect the remainder of the Agreement and the Parties shall revise the invalidated part in a manner that will render such provision valid without impairing the Parties’ original intent.

9.14        Entire Agreement.  This Agreement and the APA (including the ancillary agreements referenced therein) constitute the entire agreement between the Parties relating to the subject matter hereof and supersedes all previous writings and understandings, whether written or oral, with respect to the subject matter hereof.

9.15        Conflict.  In the event of a conflict between the APA and this Agreement, the terms of the APA shall control, except that in connection with the terms relating to the manufacture of the Product by Seller, this Agreement shall control.  In the event of a conflict between this Agreement, the Quality Agreement or the Pharmacovigilance Agreement, this Agreement shall control, unless: (i) the conflict is between the Quality Agreement and this Agreement and the term at issue pertains to the quality manufacture of the Product, in such case, the Quality Agreement shall control; or (ii) the conflict is between the Pharmacovigilance Agreement and this Agreement and the term at issue pertains the exchange of safety data information relating to the Product, in such case, the Pharmacovigilance Agreement shall control.  In the event of a conflict between the Quality Agreement and the Pharmacovigilance Agreement, the Quality Agreement shall control unless the term at issue pertains to the exchange of safety data information relating to the Product, in which case, the Pharmacovigilance Agreement shall control.

9.16        Drafting Ambiguities.  Each Party to this Agreement and its counsel have reviewed and revised this Agreement.  The rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendment, Exhibit or Schedule to this Agreement.

CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[****] INDICATES OMITTED MATERIAL THAT IS
THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.

9.17        International Sale of Goods Act.  The Parties acknowledge and agree that the International Sale of Goods Act and the United Nations Convention on Contracts for the International Sale of Goods have no application to this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[****] INDICATES OMITTED MATERIAL THAT IS
THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the Parties hereto have caused this Supply Agreement to be executed as of the Effective Date by their duly authorized representatives.

TARO PHARMACEUTICALS NORTH AMERICA, INC.

By:	/s/ Paul Woodhouse

Name:	Paul Woodhouse

Title:	Vice President, General Manager

STRONGBRIDGE BIOPHARMA PLC

By:	/s/ Matthew Pauls

Name:	Matthew Pauls

Title:	President and CEO

Supply Agreement

Signature Page

CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[****] INDICATES OMITTED MATERIAL THAT IS
THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.

SCHEDULE 2.1(A)

TRANSFER PRICE

Transfer Price:  $[****] per Unit of Product.

The Transfer Price shall be firm for the first year of the Term. Thereafter, on an annual basis, the Transfer Price is subject to adjustment by [****] percent ([****]%).  Any such adjustment will be effective for the entire subsequent twelve (12) month period of the applicable Term.

CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[****] INDICATES OMITTED MATERIAL THAT IS
THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.

SCHEDULE 3.1

PRODUCT SUPPLY DETAILS

Minimum Remaining Shelf Life at the time of Delivery: not less than the current approved Product shelf life less four (4) months.

CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[****] INDICATES OMITTED MATERIAL THAT IS
THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.

SCHEDULE 3.3

DELIVERY SCHEDULE FOR
MINIMUM ORDER QUANTITIES

CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[****] INDICATES OMITTED MATERIAL THAT IS
THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.

SCHEDULE 3.6

PROCEDURE FOR LABELING CHANGE

If Strongbridge Changing:

1. Taro provides files to Strongbridge to review and make DRAFT revisions

2. Taro receives artwork and Regulatory Reviews

3. Taro Regulatory responds with any further correction or revision requests depending on Strongbridge alterations

4.  If no change request, routing within Taro internal artwork system is initiated within Production, Marketing and further Regulatory

5.  If change requested, than first step is visited above and process continues through each point until agreed and approved

6.  Artwork then FTP’d and routed to vendor for print

If Taro Changes:

1. Taro graphics team seeks graphics material from Strongbridge (text or branding requirements)

2. Taro graphics team makes proper DRAFT revisions

3. Taro Regulatory Reviews for any corrections or further revision needs

4. Taro sends artwork for Strongbridge to review for comment

5.  If no change request, routing within Taro internal artwork system is initiated within Production, Marketing and further Regulatory

6.  If change request from Strongbridge, than step 2 is visited above and process continues through each point until agreed and approved

7.  Artwork then FTP’d and routed to vendor for print

CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[****] INDICATES OMITTED MATERIAL THAT IS
THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.

EXHIBIT A

QUALITY AGREEMENT

[TO BE ATTACHED]

CONFIDENTIAL TREATMENT REQUESTED UNDER
C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.
[****] INDICATES OMITTED MATERIAL THAT IS
THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST
FILED SEPARATELY WITH THE COMMISSION.
THE OMITTED MATERIAL HAS BEEN FILED
SEPARATELY WITH THE COMMISSION.

EXHIBIT B

PHARMACOVIGILANCE AGREEMENT

[TO BE ATTACHED]